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                                                               Exhibit 99.1

                               [VION LOGO]

                 COMPANY CONTACT:    Vion Pharmaceuticals, Inc.
                                     Howard B. Johnson, CFO
                                     (203) 498-4210 phone

          Vion Pharmaceuticals Holds Annual Meeting of Stockholders

                 Company to Discuss Recent Accomplishments,
                  2004 Milestones and Corporate Objectives

NEW HAVEN, CT, December 9, 2003 -- VION PHARMACEUTICALS, INC. (NASDAQ
SMALLCAP: VION) announced that it is holding its Annual Meeting of Stockholders today at the Omni Hotel in New Haven, CT. The meeting will start at 1:00 P.M.

The Company will deliver a corporate update presentation at the meeting. The presentation will be posted on Vion's website, www.vionpharm.com, shortly after 1:30 P.M. EST. Highlights from the corporate update presentation are provided below.

Recent Accomplishments

The Company's recent accomplishments include:

Clinical Research Progress
--------------------------

    Advanced Triapine'r' into Phase II trials as a single agent and in combination with gemcitabine

    Generated preliminary data on Triapine'r''s oral bioavailability

    Completed a Phase I single agent trial of VNP40101M in solid tumors

    Will soon complete an additional Phase I single agent trial of VNP40101M in solid tumors

    Completed a Phase I single agent trial of VNP40101M in leukemia

    Initiated a Phase I trial of VNP40101M in combination with Ara-C, which the Company anticipates completing by the end of the second quarter of 2004

Enhanced Product Pipeline
-------------------------

    Entered into a research collaboration and option agreement with a group of Austrian inventors and an Austrian government agency for preclinical development of novel anticancer compounds

    Initiating preclinical studies of KS119, a new addition to the Company's portfolio of anticancer agents from the sulfonyl hydrazine prodrug family of compounds

    Exploring non-cancer indications for Triapine'r'

Relationships
-------------

    Established an exclusive license arrangement with Beijing Pason Pharmaceuticals to develop Triapine'r' for anticancer and antiviral uses in China, Taiwan, Hong Kong and Macao

    Established a research services agreement with Eli Lilly and Company for correlative studies in relation to Phase II trials of Triapine'r' in combination with gemcitabine

    Established a collaboration with the National Cancer Institute for clinical development of Triapine'r'

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Page 2, Vion Annual Shareholder Meeting to be Held Today

Financing
---------

    Raised $16.3 million of gross proceeds in two private placements

    Based on its current operating plan, the Company is funded through 2004

2004 Milestones

The Company's plan for 2004 includes the following milestones:

Triapine'r'
----------

    Completion and announcement of results from Phase II combination trials with gemcitabine

    Completion and announcement of results from Phase II single agent trials

    Commencement of Phase I and Phase II trials sponsored by the National Cancer Institute

VNP40101M
---------

    Completion and announcement of results from Phase I combination trial with Ara-C in leukemia

    Completion and announcement of results from second Phase I trial in solid tumors

    Initiation of Phase II single agent trial in leukemia

    Initiation of Phase II single agent trials in solid tumors

TAPET'r'
--------

    Completion and announcement of results from preclinical trials in tumored dogs with two second-generation vectors by the end of the first quarter of 2004

Corporate Objectives

The Company's overall corporate objectives are as follows:

    To be in pivotal trials of Triapine'r' and/or VNP40101M in 2005

    To maximize the development potential of Triapine'r' through (i) additional clinical studies with Beijing Pason Pharmaceuticals and the National
    Cancer Institute collaboration; (ii) further study of the oral formulation; and (iii) further study of non-cancer indications

    To continue to enhance its anticancer product pipeline

    To decide on further development of second generation TAPET'r' vectors

Vion Pharmaceuticals, Inc. is a biopharmaceutical company developing novel agents for the treatment of cancer. Vion's portfolio of agents includes:
Triapine'r', a potent inhibitor of a key step in DNA synthesis; VNP40101M, a unique DNA alkylating agent; and TAPET'r', a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its research and product development programs, visit the company's internet web site at www.vionpharm.com.
                                         ------------------

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended December 31, 2002. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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